UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2011

Parametric Sound Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-54020	27-2767540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1941 Ramrod Avenue, Suite #100
Henderson, Nevada 89014

(Address of Principal Executive Offices)
____________________

888-477-2150
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Stock Option Plan
On December 29, 2011, the Board of Directors of Parametric Sound Corporation (the “Company”) approved the Parametric Sound Corporation 2012 Stock Option Plan (the “2012 Plan”) and accompanying Stock Option Grant Notice and Stock Option Agreement.  The 2012 Plan provides for authority to grant options to purchase 1,265,000 shares of common stock remaining available for issuance under the Company’s 2010 Stock Option Plan (“2010 Plan”) and new authority to grant options to purchase an additional 3,000,000 shares of common stock. Options on a total of 1,735,000 shares of common stock were previously granted under the 2010 Plan that is now terminated with respect to new option grants. Any outstanding option grants that expire or terminate, other than through exercise or share settlement, under the 2010 Plan will also become eligible for grant under the 2012 Plan.

Under the 2012 Plan, the granting of options, exercise prices and terms are determined by the Company’s Board, or a committee designated by the Board to administer the 2012 Plan.  The term of options granted under the 2012 Plan may not exceed 10 years. No options granted under the 2012 Plan may be exercised prior to the earlier of stockholder approval of the 2012 Plan or one year after the grant date. If such stockholder approval is not obtained within one year, then options granted under the 2012 Plan shall be of the same force and effect as if such approval was obtained except that all ISOs granted shall be treated as NQSOs. This summary of the 2012 Plan is qualified in its entirety by reference to the complete terms and conditions of the 2012 Plan and the form of Stock Option Grant Notice and Stock Option Agreement under the 2012 Plan filed as Exhibits 10.1 and 10.2 hereto, respectively.

Consulting Arrangement and Stock Option Grant
As described in Item 5.02(d) below the Company has appointed Kenneth F. Potashner as a director. Mr. Potashner has also been engaged as a consultant and advisor to the Company and has agreed in principle to become the Company’s full-time Executive Chairman at a future date to be agreed between Mr. Potashner and the Company’s Board of Directors but expected to be before March 15, 2012.

The consultancy, unless amended or extended, will terminate on the earlier of March 15, 2012 or his formal appointment as Executive Chairman. Other than the grant of stock options described below, Mr. Potashner will not receive any cash remuneration for his consulting and advisory services.

Mr. Potashner was granted a stock option, pursuant to the 2012 Plan, to purchase 2,050,000 shares of the Company’s common stock with an exercise price of $0.65 per share equal to the fair value of the Company's common stock on the date of grant in accordance with the 2012 Plan. The option has a five-year term and 10% of the options vested on grant with the balance becoming exercisable quarterly commencing March 31, 2012 over eight quarters subject to the terms of the 2012 Plan. This option grant is in addition to the options granted for Mr. Potashner’s role as a director as described in Item 5.02(d) below.

Assignment Agreement
On December 29, 2011 the Company entered into an Assignment Agreement (“Assignment”) with Syzygy Licensing, LLC (“Syzygy”) whereupon the Company acquired all technology and intellectual property covered by the License and Royalty Agreement (“License”) dated September 27, 2010 previously executed by the parties. The Assignment terminated the License and all future royalty obligations. Pending patent applications comprising part of the intellectual property were assigned to the Company. The Company is no longer obligated to make future royalty payments of up to 5% of licensed products nor obtain Syzygy permission regarding future third party license agreements. In consideration the Company issued 1,500,000 shares of common stock to Syzygy and has agreed to pay $250,000 by June 30, 2012. This summary of the Assignment is qualified in its entirety by reference to the complete terms and conditions of the Assignment filed as Exhibits 10.3.

Syzygy is owned by the Company’s two executive officers. Elwood G. Norris, CEO and President, owns 65% and James A. Barnes, Chief Financial Officer, Treasurer and Secretary, owns 35% of Syzygy and serves as its managing member.

Item 3.02.	Unregistered Sales of Equity Securities.

Effective December 29, 2011, the Company granted stock options on an aggregate of 2,805,000 shares of common stock pursuant to the terms of the 2012 Plan to six individuals including one director and five consultants of our Company. These stock options provide each holder the right to purchase shares of the Company’s common stock for a term of five years subject to certain conditions and have an exercise price of $0.65 per share. We issued the stock options relying on exemptions from registration provided by Section 4(2) of the Securities Act of 1933.

See Item 1.01 and Item 5.02(d) for further information, including vesting, on the stock options described in the foregoing paragraph that were granted to our director. Of the balance of 705,000 options, 75,000 vested on grant and the balance vest quarterly over two years starting March 31, 2012, subject to continued service. No options granted under the 2012 Plan are exercisable until the earlier of stockholder approval of the 2012 Plan or one year after the grant date.

On December 29, 2011 the Company issued 1,500,000 shares of common stock to Syzygy, a company controlled by our two executive officers, in consideration of the sale of intellectual property held by Syzygy. See Item 1.01 incorporated herein by reference. We issued the common stock relying on exemptions from registration provided by Section 4(2) of the Securities Act of 1933.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director

On December 29, 2011, the Company accepted the resignation of Daniel W. Hunter as a member of the Company’s Board of Directors and the Audit Committee. Mr. Hunter's decision to resign was not the result of any disagreement with the Company or its management.

(d) Election of Director

On December 29, 2011 the Board of Directors of the Company appointed Kenneth F. Potashner to fill the vacancy caused by the resignation of Mr. Hunter and serve as a board member until his successor is appointed or his earlier resignation or removal. A copy of the press release announcing his appointment to the Company’s Board of Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference into this Item.

The following is biographical information on new director Mr. Potashner:

 Kenneth F. Potashner, age 54, was elected to the Board of Newport Corporation (NASDAQ:NEWP) in 1998 and from August 2003 to August 2006 served as the Board’s Lead Independent Director. In September 2007, he was appointed as Chairman of the Board of Newport. He also serves on the boards of directors of a number of private technology companies. From May 2003 to present, Mr. Potashner has been an independent investor.

From 1996 to May 2003, he was Chairman of the Board of Directors of Maxwell Technologies, Inc. (MXWL), a manufacturer of ultracapacitors, microelectronics and high voltage capacitors, and he also served as President and Chief Executive Officer from 1996 to October 1998. From November 1998 to August 2002, he was President, Chief Executive Officer and Chairman of SONICblue Incorporated (formerly S3 Incorporated), a supplier of digital media appliances and services. He was Executive Vice President and General Manager of Disk Drive Operations for Conner Peripherals, a manufacturer of storage systems, from 1994 to 1996. From 1991 to 1994, he was Vice President, Worldwide Product Engineering for Quantum Corporation, a manufacturer of disk drives. From 1981 to 1991, he held various engineering management positions with Digital Equipment Corporation, a manufacturer of computers and peripherals, culminating with the position of Vice President of Worldwide Product Engineering in 1991. Mr. Potashner received his bachelor’s degree in electrical engineering at Lafayette College in 1979 and a masters’ degree in electrical engineering from Southern Methodist University in 1981.

The Company’s Board of Directors has previously set the cash director fees for non-employee/non-executive officer directors at $3,000 per fiscal quarter plus reasonable out of pocket expenses with such fee inclusive of any committee roles or meetings until and unless otherwise so designated by the Board. Mr. Potashner will accordingly be paid $3,000 per fiscal quarter commencing for the quarter ending March 31, 2012 or until his appointment as Executive Chairman (see Item 1.01). Mr. Potashner was granted a stock option, pursuant to the 2012 Plan, to purchase 50,000 shares of the Company’s common stock with an exercise price of $0.65 per share equal to the fair value of the Company's common stock on the date of grant in accordance with the 2012 Plan. The option has a five-year term and vest and become exercisable quarterly commencing December 31, 2011 over eight quarters subject to the terms of the 2012 Plan.

There is no arrangement or understanding between the Company and Mr. Potashner and/or any other persons or entities pursuant to which either was appointed as a director.

Since the beginning of the Company’s current 2012 fiscal year, Mr. Potashner nor any immediate family member has been a party to any transaction or currently proposed transaction that is reportable under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	2012 Stock Option Plan dated December 29, 2011
10.2	Form of Stock Option Grant Notice and Stock Option Agreement under the 2012 Stock Option Plan
10.3	Assignment Agreement between the Company and Syzygy Licensing, LLC dated December 29, 2011
99.1	Press Release dated January 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 3, 2012

Parametric Sound Corporation By: /s/ James A. Barnes James A. Barnes Chief Financial Officer, Treasurer and Secretary